PricewaterhouseCoopers LLP
125 High Street
Boston, MA 02110-1707
Telephone (617) 530 5000
Facsimile (617) 530 5001
pwc.com
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in this Post-Effective Amendment No. 50 to the registration statement on Form N-1A for the Secured Options Portfolio, a series of The Glenmede Fund, Inc.
PricewaterhouseCoopers
Boston, Massachusetts
June 28, 2010